UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2024

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Yves Le Maitre to Board of Directors

On July 16, 2024, the Board of Directors (the “Board”) of Lightwave Logic, Inc. (the “Company”) elected Yves Le Maitre to serve as a Class I member of the Board. Mr. Le Maitre’s initial term as a Class I member of the Board will begin on August 1, 2024 and continue until the Company’s 2027 Annual Meeting of Shareholders or until his successor is duly appointed.

Mr. Le Maitre, 60, brings over 30 years of leadership experience in sales, corporate strategy, and P&L management to the Board, having worked with a wide range of technologies, including in the laser, optical communications, and consumer electronics industries. He currently serves as a strategic advisor to various market-leading companies in the photonics and optical communications markets. Previously, he served Astrobeam.space as Chief Executive Officer from October 2023 to March 2024. Prior to that, he served Luna Innovations Incorporated (NASDAQ:LUNA) as President, RIO Lasers and SVP of North American Operations from December 2019 to December 2021, where he oversaw all U.S. business and the integration of acquisitions into current operations. Prior to that, Mr. Le Maitre served as Chief Strategy Officer of Lumentum Holdings Inc. (NASDAQ:LITE) and Oclaro, Inc. (“Oclaro”) (prior to its merger with Lumentum Holdings Inc.) in 2018 and 2019, where he was responsible for strategic planning, corporate development and marketing of the company’s core business sectors, which included optical communications, industrial lasers, and 3D sensing. From October 2013 to February 2018, he served as Oclaro’s President of Optical Connectivity Business. Prior to this, Mr. Le Maitre was Oclaro's Chief Commercial Officer from July 2011 to September 2013. He previously served as Executive Vice President, Strategy and Corporate Development, from February 2011 to July 2011, and was Executive Vice President and General Manager of Oclaro's Advanced Photonic Solutions division from April 2009 to January 2011. Previously, Mr. Le Maitre served as Vice President of Telecommunications Sales and Corporate Marketing for Oclaro from February 2008 to April 2009. From May 2005 to December 2007, Mr. Le Maitre was with Avanex Corporation, most recently serving as Chief Marketing Officer in charge of worldwide sales and marketing. Previously, Mr. Le Maitre was President and Chief Executive Officer of Lightconnect Inc., a leading supplier of optical MEMS components and modules. In addition, he also worked for Alcatel and its joint venture with Sprint International in a variety of general management, senior marketing and engineering positions in the United States, France, the Netherlands and Italy. Mr. Le Maitre earned a master's degree in mathematics and computer science from Nantes University in France. He also holds an engineering degree from Ecole Nationale Superieure des Telecommunications (ENST) in Paris.

Mr. Le Maitre’s Board committee membership and overall compensation for serving as a director on the Board has not yet been determined. Mr. Le Maitre will receive compensation commensurate with other non-employee directors of the Company. Once Mr. Le Maitre’s Board committee membership and compensation is determined, the Company will file an amendment to this Form 8-K filing under this Item 5.02 containing such information within four business days after the information is determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: July 22, 2024